EXHIBIT 10.2

MASTER EQUIPMENT AND SERVICES AGREEMENT

WHEREAS:

A.	ATS and its Affiliates are leading providers of design, development, manufacture and testing of automation technology and solutions for the world's leading manufacturers;

B.	Insulet and its Affiliates are in the business of designing, manufacturing and marketing innovative medical devices; and

C.
Insulet (and/or certain of its Affiliates) may, from time to time, desire to engage ATS (or an ATS Affiliate) for the design, development, manufacture and/or testing of such automation technology and/or solutions.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.    DEFINITIONS AND INTERPRETATION

Unless the context otherwise requires, the following capitalized terms have the following meanings:

“Affiliate” means any corporation or entity that: (a) is controlled, either directly or indirectly, by a party; (b) is under common control, either directly or indirectly, with the party; or (c) controls the party; where “control” means the ability to vote greater than fifty percent (50%) of the outstanding voting securities in or otherwise direct the management of a corporation or entity.

“Changes” has the meaning given to it in Section 8 (Changes).

“Custom Software” has the meaning given to it in Section 16 (Property Rights & Software Licenses).

“Customer” means Insulet or the Affiliate thereof which receives the Proposal from, and issues a Purchase Order to, the Seller.

“Customer Dependencies” has the meaning given to it in Section 7 (Customer Dependencies).

“Customer Designs” has the meaning given to it in Section 17 (Patents).

“Customer Modifications” means any modifications made to the Deliverables and/or the Additional Documentation (including without limitation any Custom Software) made by or on behalf of Customer by any party other than ATS.

“Deliverables” means any Product, Documentation and/or other items expressly identified in the Proposal and/or the Purchase Order to be provided by Seller to Customer.

“Documentation” means the specific documentation identified in the Proposal and/or the Purchase Order to be provided by Seller to Customer, forming part of the Deliverables, and expressly excludes any Seller Proprietary Technology.

“Excusable Delay” has the meaning given to it in Section 12 (Force Majeure Events and Excusable Delays).

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

“FAT” has the meaning given to it in Section 10(b) (Acceptance Testing).

“Force Majeure Events” has the meaning given to it in Section 12 (Force Majeure Events and Excusable Delays).

“Installation Site” means the site identified in the Proposal and/or the accepted Purchase Order as the location where the Products will be installed and operated by, or on behalf of, Customer.

“NDA” has the meaning given to it in Section 15 (Confidentiality).

“Power On” means that the Product has been mechanically and electrically assembled to the point where power is applied to the major mechanical and electrical systems and they are ready for software installation.

“Product” means any equipment identified in the Proposal and/or the Purchase Order to be provided by Seller to Customer, forming part of the Deliverables.

“Proposal” means the proposal issued by Seller to Customer, including all attachments to such proposal.

“Purchase Order” means a purchase order issued by Customer to, and accepted in writing by, Seller pursuant to this Agreement as contemplated by Section 3 (Scope of Agreement).

“Releasees” has the meaning given to it in Section 18 (Limitations of Liability and Remedies).

“SAT” has the meaning given to it in Section 10(c) (Acceptance Testing).

“Seller” means ATS or the Affiliate thereof which issues the Proposal to, and receives a Purchase Order from, the Customer.

“Seller Proprietary Technology” has the meaning given to it in Section 16 (Property Rights & Software Licenses).

“Seller Software” has the meaning given to it in Section 16 (Property Rights & Software Licenses).

“Services” means any services identified in the Proposal and/or the Purchase Order to be provided by Seller or its subcontractors to Customer, which may include general consulting services, design services, testing services, and installation services.

“Spare Parts” means the Product parts or components recommended by the Seller to be stocked at Customer’s facility for the operation or maintenance of the Deliverable. These parts typically include parts that are expected to wear and parts which are reasonably expected to break or fail during normal use.

“Specifications” means the design, functional and performance specifications relating to any Services and/or Deliverables set out in the Proposal, and/or otherwise mutually agreed upon between the parties in a written document signed by both parties.

“Standard Documentation Package” means the documentation identified in Schedule 3.

“Term” has the meaning given to it in Section 2 (Term of Agreement).

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

“Test Plan” has the meaning given to it in Section 10(a) (Acceptance Testing).

“Third Party Rights” has the meaning given to it in Section 16 (Property Rights & Software Licenses).

Section references herein are references to Sections of this Agreement unless otherwise stated. The division of this Agreement into sections, subsections and paragraphs and any insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof. Where the context so requires, words used herein (including defined terms) importing the singular shall include the plural and vice versa and words used herein (including defined terms) importing gender shall include all genders (including the neuter).

2.    TERM OF AGREEMENT

This Agreement shall become effective on the Effective Date and shall terminate upon the expiration of five (5) years from the Effective Date, unless earlier terminated in accordance with the termination provisions below (the “Term”). At any time prior to the expiration or termination of this Agreement, the parties may agree by way of written amendment to either extend the Term of this Agreement or renew this Agreement on substantially the same terms and conditions as set out herein.

3.    SCOPE OF AGREEMENT

During the Term of this Agreement, Customer may issue to Seller one or more Purchase Order(s) for the purchase of Deliverables and/or Services. The Purchase Orders shall reference this Agreement, and the terms and conditions of this Agreement are deemed to be incorporated into each and every Purchase Order issued by Customer. Any terms and conditions printed on the reverse or otherwise referenced or incorporated in or accompanying any invoice or other documentation issued by Seller or Purchase Order issued by Customer (other than those terms and conditions incorporated by operation of this Agreement) shall be void and of no force and effect other than provisions on the face of the Purchase Order referencing this Agreement and particularizing quantity, price and delivery dates/locations of Products. The Purchase Order shall also be deemed to include the technical and commercial terms of any Proposal provided by Seller in relation to such Purchase Order provided that such Proposal is specifically referenced therein unless otherwise expressly agreed. No Purchase Order shall be binding on Seller unless and until Seller sends a written acknowledgement to Customer confirming Seller’s acceptance of the Purchase Order. In the event of conflict between terms, the documents shall have the following order of priority from highest to lowest – this Agreement, then the applicable Proposal, and finally, the applicable Purchase Order.

4.    AFFILIATES

Should an Affiliate of a party to this Agreement enter into what would otherwise be a Purchase Order with the other party to this Agreement or an Affiliate of such other party, and should the parties to that Purchase Order reference this Agreement as governing such Purchase Order, then this Agreement shall apply to the same extent as if the parties to that Purchase Order were parties to this Agreement.

5.    PROVISION OF SERVICES AND DELIVERABLES

Seller shall provide, and Customer shall purchase, the Services and Deliverables specified in the applicable Purchase Order in accordance with the terms and conditions of this Agreement.

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

6.    PRICE, PAYMENT AND TAXES

Customer shall pay Seller the price for the Services and the Deliverables in accordance with, and within the timeframes set out in, the accepted Purchase Order. All payments for Services and Deliverables shall be made without any set-off or deduction whatsoever. Unless otherwise expressly provided in the accepted Purchase Order, all payments for Services and Deliverables are due within [*]([*]) days of the date of the invoice issued by Seller therefor. Without limiting the remedies available to Seller as set out herein, Customer acknowledges that Seller may, at its sole option, suspend work under this Agreement during the pendency of delays in payment of undisputed overdue invoices by Customer that remain unpaid [*]([*]) days after Customer’s receipt of written notice from Seller.

Unless the parties agree otherwise on a case-by-case basis, Seller shall invoice and Customer shall make payment based on the following milestone schedule:

(a)	[*]% of [*] upon [*];

(b)	[*]% of [*] at [*];

(c)	[*]% at [*]; and

(d)	[*]% at [*].

All prices for the Services and Deliverables are exclusive of all applicable federal, state/provincial or local taxes, unless otherwise expressly agreed by the parties in the Purchase Order. Customer shall pay the gross amount of any present or future sales, use, excise, value added, or other similar tax applicable to the price, sale, supply and/or delivery of any Service or Deliverable furnished hereunder. Customer shall furnish Seller with evidence of exemption from any such taxes acceptable to the taxing authorities. Customer shall assess and remit any applicable tax to taxing authorities not otherwise invoiced by Seller. If Seller agrees in the Purchase Order that any prices are inclusive of some or all taxes, notwithstanding any such agreement, any new taxes that become effective following the date of the Purchase Order, increases in the rate of tax that become effective following the date of the Purchase Order, and taxes that become payable due to a change in the delivery location of the Services and/or Deliverables following the date of Purchase Order, shall be for the account of and be paid in full by Customer.

7.    CUSTOMER DEPENDENCIES

Unless otherwise stated in an accepted Purchase Order, Customer agrees to fulfill the following dependencies in relation to each Purchase Order (collectively, “Customer Dependencies”). In a timely manner, Customer shall, following reasonable notice provided by Seller to Customer:

(a)	Provide Seller with:

i)	all necessary information;

ii)	access to Customer personnel and appropriate subject matter experts;

iii)
all required production quality sample parts (within the tolerances upon which the Proposal was prepared), reasonably required by Seller to design, manufacture, debug, test, install and commission the Product (and/or other Deliverables, as applicable);

iv)
clear and reasonable access to those portions of Installation Site required by Seller for installation, debug, commissioning and testing of the Product (and/or other Deliverables, as applicable) in a condition ready to receive the Product (and/or other Deliverables, as applicable); and

v)
cooperation of Customer’s contract manufacturer (if any) in the event that the Products are operated by a contract manufacturer engaged by Customer, and/or are located in an Installation Site owned and/or operated by a contract manufacturer engaged by Customer;

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

(b)
Review for accuracy, completeness and conformance to this Agreement, any and all documents submitted by Seller to Customer for comment or approval, and advise Seller in writing of any material issues associated with such documents within [*] ([*]) business days of submission or resubmission.

If any Customer Dependencies are not met in a timely manner, Seller will not be responsible for any impacts to project schedule and such failure to provide Customer Dependencies shall constitute an Excusable Delay in accordance with Section 12 (Force Majeure Events and Excusable Delays).

8.    CHANGES

Customer agrees to follow Seller’s ISO procedures regarding the processing of changes in the design, process, materials and/or Specifications of or relating to the Services and/or Deliverables (collectively, “Changes”), and shall ensure that all Changes are properly approved by Customer’s authorized personnel in writing. The Customer is responsible for and shall pay Seller all increased costs, including overhead and profit thereon, due to Changes. In the event that a design study is necessary or requested to estimate the cost of, or otherwise related to, a proposed Change, the schedule for all materials or components affected by such study shall be extended by a period of time equal to the hold time, if any, associated with such study, whether or not the Customer authorizes or approves the proposed Change. In respect of any requested Change, the Agreement price shall be increased or decreased by the amount agreed to in writing by Customer and Seller, and the Agreement schedule shall be extended or compressed by mutual agreement. Seller may decline any Change proposed by Customer, if Seller reasonably believes based on past experience and industry knowledge that the proposed Change will create a safety hazard if implemented. For clarity, the parties agree that a request by Customer to extend or compress the project schedule shall be treated by the parties as a Change.

9.    EQUIPMENT SAFETY

Seller shall design and build the Product to comply with applicable occupational health and safety legislation and safety standards applicable to the Product as expressly referenced in the Proposal, or if there is no Proposal, in the accepted Purchase Order. Seller shall review equipment safety including guarding designs with the Customer at a design review meeting with the intent to address Product safety requirements relating to operator safety, particularly with respect to all pinch points and moving parts. Customer shall advise Seller of any required equipment safety or guarding changes no later than [*] ([*]) days following the date of such design review meeting. With respect to any Customer Modifications (as defined in Schedule 1 – Access to Confidential and Proprietary Information), Customer shall be solely responsible for the compliance of such Customer Modifications, and any impact therefrom on the Product, for applicable occupational health and safety legislation and safety standards.

10.    ACCEPTANCE TESTING

The following provisions apply with respect to the acceptance of any Products (other than Products constituting spare parts, prototypes or proof of principle equipment, in respect of which no acceptance test will be required, except as otherwise set out in the Proposal, and/or as otherwise mutually agreed upon between the parties in writing):

(a)
Within [*] ([*]) days following completion of design review for the Products, Seller and Customer shall agree in writing upon an acceptance test plan (“Test Plan”) setting out the criteria to be met, and the testing process to be employed, during the FAT (as defined below) and the SAT (as defined

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

below). Unless otherwise set out in the Proposal or mutually agreed between the parties in writing, the Test Plan will be conducted over a time period reasonable in the circumstances.

(b)
A factory acceptance test (“FAT”) shall be performed at Seller’s facility or such facilities of Seller’s subcontractors as may be agreed upon in writing by the parties and shall commence within [*] ([*]) business days following notice from Seller to Customer confirming completion of the Products, or at such other time as may be agreed upon in writing by the parties. Such testing shall be carried out together by Customer and Seller in accordance with the Test Plan. The FAT shall be deemed successful when [*] the results of the testing are in compliance with the Test Plan’s criteria, at which point the Products are authorized for shipment to the Installation Site.

(c)
A Customer site acceptance test (“SAT”) shall be performed at the Installation Site within [*] ([*]) business days of the completion of installation of the Products at the Installation Site. Such testing shall be carried out together by Customer and Seller in accordance with the Test Plan. The SAT shall be deemed successful when [*] the results of the testing are in compliance with the Test Plan’s criteria, at which point the Products have achieved final acceptance by the Customer.

(d)
Seller shall carry out such remedial work as is necessary to achieve a successful FAT and SAT [*], provided that any additional changes requested by Customer beyond those set forth in the Specifications may require additional charges which shall be determined by mutual agreement by both parties and reflected in a change order executed by the parties in accordance with Section 8 (Changes). Once remedial work is complete, the Products will be re-tested and this process shall continue until a successful FAT and SAT is achieved in accordance with this Section 10.

(e)
In the event Seller and Customer are unable to agree upon a Test Plan within the time period provided for in sub-section (a) above, the parties shall immediately escalate the issue within their organizations.

11.    DELIVERY, TITLE, AND RISK OF LOSS

Seller shall use commercially reasonable efforts to provide the Services and Deliverables in accordance with any schedule(s) set out in the accepted Purchase Order or as otherwise agreed upon in writing between the parties. All scheduled completion dates are based on current projections and on Customer meeting its obligations (including Customer Dependencies) and Seller shall not be liable for delays, including delays in completion or delivery, caused by any Force Majeure Event or Excusable Delay as set out in Section 12 (Force Majeure Events and Excusable Delays). Unless expressly otherwise provided in the accepted Purchase Order: (a) delivery will be made [*] facility (Incoterms 2010); (b) risks of loss of or damage to the Deliverables shall pass to Customer upon delivery in accordance with subsection (a) above; and (c) Seller shall not be responsible for [*], or similar charges, all of which shall be for the account of and paid by Customer. In the event Seller does agree to be responsible for any of the foregoing charges, notwithstanding any such agreement, any new such charges that become effective following the date of Seller’s acceptance of the Purchase Order (including, without limitation, new customs, excise, or import duties), any increase in the rates of such charges becoming effective after the date of Seller’s acceptance of the Purchase Order, and/or any increase in such charges resulting from a change in the delivery location for the Services and/or Deliverables after the date of the Seller’s acceptance of the Purchase Order, shall be for the account of and paid by Customer.

12.    FORCE MAJEURE EVENTS AND EXCUSABLE DELAYS

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

Neither party shall be liable for delays or non-performance as a result of causes outside of their reasonable control, including, without limitation, flood, fire, earthquake, war, invasion, terrorist threats or acts, riot or other civil unrest, government order or law, embargoes or blockades in effect after the date of this Agreement, or national or regional emergency (collectively, “Force Majeure Events”). The party suffering a Force Majeure Event shall promptly give written notice of the Force Majeure Event to the other party, stating the period of time the occurrence is expected to continue and shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized.

Seller shall not be liable for delays in transporting of the Products from Seller’s facility to the Installation Site and/or delays at customs (unless caused by Seller), and/or acts or omissions of Customer, its Affiliates, or any of their respective employees, agents, subcontractors, consultants, contract manufacturers or suppliers or subcontractors that Customer directs Seller to engage (collectively, “Excusable Delays”), which includes but is but not limited to: (a) failure of Customer to reasonably perform or supply any Customer Dependencies; (b) failure of Customer to reasonably supply Seller with all necessary information, approvals, production quality sample parts, or other specified items required by Seller for the design, manufacture, completion, delivery, debugging, testing, installation, and/or commissioning of the Product; (c) failure or delay by Customer to timely approve or reject proposed Changes; (d) Changes made or proposed by Customer which result in additional time being required to design, manufacture, complete, deliver, debug, test, install and/or commission the Product; (e) failure or delay by Customer to timely provide the necessary release to Seller for delivery of the Product; (f) failure or delay by Customer to timely install the Product; (g) failure or delay by Customer or its contract manufacturer (if any) to release to Seller those portions of the Installation Site required by Seller for installation, debug, testing or commissioning of the Product; or (h) interference by Customer or Customer’s contract manufacturer during installation, debug, testing or commissioning.

In the event of a Force Majeure Event or Excusable Delay, the project schedule (including any agreed upon dates for delivery or performance) shall be extended for a reasonable period of time at least equal to the time lost by reason of delay.

In addition, Seller shall be [*].

13.    INSTALLATION, OTHER SERVICES, PERMITS, SPARE PARTS AND STANDARD DOCUMENTATION PACKAGE

Installation services are not included in the quoted price of the Product or other Deliverables, unless specifically shown as a separate item in the Proposal. If installation services are not shown as a separate item in the Proposal, such services may be provided to Customer upon request. If such installation services, or other services not specifically referenced in the Proposal, are requested by Customer and performed by Seller, such services and any deliverables provided in connection therewith shall constitute “Services” or “Deliverables” hereunder, as the case may be, shall be provided subject to and be governed by this Agreement, including the conditions, and unless otherwise agreed, shall be charged to Customer at the then current Seller standard prices for such services and deliverables. Standard working hours shall include travel time. Where overtime hours are required, any statutorily required overtime premium charges shall also be charged to the Customer. All payments for such installation services and deliverables shall be due within [*] ([*]) days of the date of the invoice issued by Seller therefor.

If installation Services are provided to Customer (whether referenced in the Proposal or provided as additional services as contemplated by the foregoing paragraph), Seller will not complete final electrical hook-ups to the Installation Site power supply and Customer is responsible for having its own electricians complete such connections. In the event that local by-laws, ordinances or regulations in effect at the Installation Site require

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

certain inspections, approvals or supervision of such hook-ups, Customer is responsible for arranging these as required. Seller shall not be responsible for obtaining required permits that may be specific to the Installation Site. Any required permits shall be the responsibility of Customer.

The parties’ respective rights and obligations in relation to (a) Spare Parts are as set out in Schedule 2 – Spare Parts and (b) the Standard Documentation Package are as set out in Schedule 3 – Standard Documentation Package.

14.    LIMITED WARRANTY

Seller warrants that it shall perform all Services in a workmanlike manner respecting industry standards and practices for similar Services. This warranty in respect of any Services shall expire [*] ([*]) months after the rendering of such Services.

Seller warrants that the Product (other than any Products comprising prototypes or proof of principle Products, in respect of which no warranty is provided) shall conform to the Specifications at SAT, and will be free from defects in workmanship and material for a period of [*] ([*]) months from the date of successful completion of SAT, or [*] ([*]) months from successful completion of FAT, whichever occurs first.

Upon prompt notification from Customer of any failure of the Product or Services to conform to these warranties during the applicable warranty period, Seller will make repairs, adjustments, re-performance or replacements to the defective part(s) of the Products or Services at Seller’s option. Where required by Seller, Customer agrees to return a defective part to Seller at Seller's expense. Seller will return corrected or replacement parts CPT (Incoterms 2010) Installation Site. In the event that Customer relocates the Deliverables from the Installation Site identified in the accepted Purchase Order to another facility, the warranties provided by Seller herein shall terminate and Seller shall have no further warranty obligations to Customer, unless otherwise agreed to in writing by the parties. Seller shall have no responsibility for, and does not warrant against, any problems that occur as a result of improper use of the Product or failure to properly maintain and operate the Product. Customer shall maintain accurate and complete records regarding equipment operation and maintenance and service procedures performed on the Product. Seller’s warranty excludes consumable items and wear parts which by their nature require periodic replacement. With respect to equipment supplied by a third party integrated into the Product, warranties for such items are limited to the warranty extended to Seller by the third party supplier. Seller hereby assigns to the Customer all warranties received from its suppliers to the extent Seller is able and Seller agrees to assist the Customer in making any claim pursuant to the said third party supplier warranties.

Seller and Customer hereby agree that ATS provides no warranty of any kind with respect to Customer Modifications. To the extent of Customer Modifications made during the warranty period, ATS’ shall have no warranty obligations in relation to any Deliverables directly affected by such Customer Modification, including without limitation warranty of conformance to Specifications or performance of the Deliverables. The Customer shall promptly provide ATS will full particulars of any Customer Modifications made during the warranty period.

Customer acknowledges that this section sets forth Customer's exclusive remedy, and Seller’s exclusive liability, for any breach of these warranties and any other claim during or following the applicable warranty period based on or related to the quality or failure of, or defect in, the Services and Deliverables provided hereunder, whether the applicable quality issue, failure or defect arises before, during or after the applicable warranty period, and whether the claim, howsoever instituted, is based on contract, warranty, tort (including, without limitation, negligence), strict liability, or otherwise.

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

Seller makes no other warranty, express or implied, and hereby expressly disclaims any warranty of non-infringement (other than as set out herein), merchantability, and fitness for a particular purpose

15.    CONFIDENTIALITY

The parties acknowledge that Customer and ATS sortimat USA LLC (an Affiliate of Seller) entered into a Mutual Non-Disclosure Agreement dated as of July 9, 2015 (the “NDA”).  The parties each acknowledge and agree that: (a) the NDA remains in full force and effect; (b) the terms and conditions of the NDA are hereby incorporated by reference into this Agreement; and (c) the terms and conditions of the NDA shall continue to be incorporated by reference into this Agreement notwithstanding any expiration or termination of the NDA in the future. In this Agreement, “Confidential Information” has the meaning given to it in the NDA.

Unless in conflict with the NDA, each party to this Agreement (each a “Recipient”) agrees to keep and maintain the confidentiality of the Confidential Information of the other party hereto (each a “Discloser”). This Agreement imposes no obligation on the Recipient where Recipient can demonstrate with documentary evidence that such information: (a) was known to the Recipient prior to receipt of the information on a non-confidential basis; (b) is or becomes a matter of public knowledge or publicly available through no fault of the Recipient; (c) is rightfully received by Recipient on a non-confidential basis from a third party; (d) is independently developed by Recipient without use of or reference to the Confidential Information from Discloser as established by the written records of Recipient; or (e) is publicly disclosed by Recipient with Discloser's prior written approval. Notwithstanding the expiration or termination of this Agreement, the obligations and restrictions on Recipient in relation to Confidential Information shall survive until such time as the Confidential Information otherwise falls into one of the exclusions as set out in the preceding sentence. Recipient agrees to protect the Confidential Information in strictest confidence by using the same degree of care to prevent the unauthorized use, dissemination or publication of the Confidential Information as Recipient uses to protect its own Confidential Information, provided that in no case shall such standard of care be less than a reasonable degree of care. Recipient may disclose such Confidential Information only to: (i) those of Recipient's employees, advisors, consultants, Affiliates and vendors who have a need to know such Confidential Information (collectively, the “Recipient’s Representatives”) provided that: (A) such Recipient’s Representatives are under obligations of confidentiality to maintain the confidentiality of such Confidential Information; and (B) Recipient shall be liable for the failure of any of Recipient’s Representatives to whom Confidential Information is disclosed to comply with Recipient’s obligations of confidentiality hereunder; (ii) to the extent required by a court or tribunal; and (iii) to the extent otherwise specifically required by law. Recipient shall not use Discloser’s Confidential Information for any purpose other than as necessary to carry out the purposes of this Agreement. Recipient shall not modify, reverse engineer, disassemble, decompile, create other works from, or determine the composition of, any formulations, prototypes, software or other tangible objects that embody Discloser’s Confidential Information. Notwithstanding the foregoing, the restrictions set forth in the prior sentence shall not prohibit Customer in any way from using any Products in accordance with the terms of this Agreement. For certainty, the parties agree Seller Proprietary Technology (as defined below) is Confidential Information of Seller. In the event that the Products are operated by Customer’s contract manufacturer, and/or located in an Installation Site owned and/or operated by Customer’s contract manufacturer, Customer shall be liable for the failure of Customer’s contract manufacturer to comply with Recipient’s obligations hereunder.

16.    PROPERTY RIGHTS AND SOFTWARE LICENSES

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

Except for Seller Proprietary Technology, Third Party Rights, and as otherwise set out below, Seller shall and does irrevocably grant and assign to Customer all proprietary rights in and to any and all of the Deliverables.

Notwithstanding any provision, express or implied, to the contrary, and for the purposes of clarity, the parties confirm that Seller shall retain ownership of all proprietary rights in and to any Seller Proprietary Technology, including, without limitation, that which forms part of the Deliverables provided under the Agreement, and regardless whether such Seller Proprietary Technology is included in Additional Documentation as defined in Schedule 1 - Access to Confidential and Proprietary Information, or provided to Customer pursuant to Schedule 3 - Standard Documentation Package. “Seller Proprietary Technology” means any and all technology, know-how, trade secrets, inventions, designs, copyrights, and software and other intellectual property whatsoever that [*]; provided, that (x) Seller Proprietary Technology does not include any [*], and (y) each of (x)(i), and (ii) shall be [*].

The Deliverables may include software that is or has been developed by Seller for general use in the products Seller manufactures and/or sells or otherwise supplies (“Seller Software”). Computer software (including source and object code thereto) that is custom developed by Seller specifically for Customer under the terms of the Agreement (“Custom Software”) shall be owned by Customer.

Customer shall have and Seller hereby grants to Customer, an irrevocable, non-transferable, non-exclusive, royalty-free, perpetual right and license (with no right to sub-license other than to its contract manufacturer in the event that the Products are operated by Customer’s contract manufacturer, and/or located in an Installation Site owned and/or operated by Customer’s contract manufacturer) to use such Seller Proprietary Technology including Seller Software as has been incorporated into the Deliverables to operate, maintain, repair, improve and modify the Deliverables provided under this Agreement at the Installation Site including such Seller Proprietary Technology which is described in more detail in Schedule 1 - Access to Confidential and Proprietary Information, Schedule 2 – Spare Parts, or Schedule 3 - Standard Documentation Package each as attached hereto and made a part hereof.

The Deliverables may incorporate proprietary technology or other intellectual property rights owned by third party suppliers (“Third Party Rights”); provided that Seller assigns, sublicenses or otherwise transfers to Customer all Third Party Rights related to the Deliverables. Customer shall assume or otherwise be bound by all obligations in relation to any such Third Party Rights which are properly assigned, sublicensed or otherwise transferred to Customer.

Seller reserves all rights to Seller’s own trade-names, logos, trade-marks, or other markings. Customer shall not acquire any right, title or interest in or to any such trade-name, logo, trade-mark, or other markings of the Seller, and shall not alter, obscure, remove, cancel or otherwise interfere with any such markings associated with the Deliverables.

17.    PATENTS

Seller agrees that it will, at its own expense, indemnify, defend any suit instituted against Customer, hold harmless and will pay any award of damages and reasonable costs made against Customer in a final judgment by a court of competent jurisdiction, or any amount in settlement or compromise thereof, provided that: (a) the same is based upon a claim that the Seller Proprietary Technology as incorporated by Seller into the Product infringes a valid patent, copyright, trade secret or other intellectual property right under the laws of the United States, Canada or the laws of the jurisdiction identified in the Proposal as the Installation Site; (b) Customer gives Seller prompt, detailed notice in writing of any such claims asserted; (c) Customer permits

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

Seller sole authority through its counsel to defend and/or settle the matter; and (d) Customer cooperates and assists with such defense and/or settlement.

In case the Product is, or may become, the subject of any such proceeding, Seller may, and in the event the Product is held in such suit to constitute an infringement and its use is enjoined, Seller shall, at its expense and option, either: (i) procure for Customer the right to continue to use the Product; or (ii) replace same with a non-infringing product or part; or (iii) modify same so it becomes non-infringing.

Notwithstanding the foregoing, in no event shall Seller be liable or otherwise responsible for any claim for infringement of intellectual property rights that relates to: (A) any Product, or part, or other item which is manufactured to designs, drawings and instructions provided by Customer including designs, drawings or instructions which Customer directed Seller to incorporate as a result of Seller’s authorized access to facilities that house equipment which manufactures Customer’s products (collectively, “Customer Designs”); or (B) any Product or part which is modified by a party other than Seller; (C) any product of a third party as specified by Customer incorporated in the Product; (D) the use or inclusion of any Product or part furnished by Seller in combination with other products not furnished by Seller; (E) Customer’s use of any Product or part furnished by Seller including any infringement relating to Customer’s manufacturing or other processes; or (F) Customer Modifications. As to any such excluded Product, part, other item, or process, Seller assumes no liability whatsoever for intellectual property right infringement and Customer shall hold Seller harmless against any infringement claim arising therefrom.

The express obligations in this section shall be Seller’s sole obligations and Customer’s sole remedies with respect to any claims for breach or infringement of intellectual property rights relating in any way to the Services or Deliverables.

In addition to the foregoing, the parties acknowledge and agree that Customer may disclose Customer Designs to Seller for the purpose of facilitating and/or directing Seller’s performance under this Agreement. Customer represents and warrants that Customer has full ownership rights, license and/or authority to the Customer Designs. Seller shall have and Customer hereby grants to Seller, an irrevocable, transferable (including the right to sub-license), non-exclusive, royalty-free, perpetual right and license to use Customer Designs solely to perform its obligations under this Agreement. Customer agrees that it will, at its own expense, defend any suit instituted against Seller and will pay any award of damages and reasonable costs made against Seller in a final judgment by a court of competent jurisdiction, or any amount in settlement or compromise thereof, provided that: (a) the same is based upon a claim that the Customer Designs and/or Customer Modifications infringe a valid patent, copyright, trade secret or other intellectual property right under the laws of the United States, Canada, or the laws of the jurisdiction identified in the Proposal as either: (i) the country of Seller’s facility where the Product will be manufactured; or (ii) the Installation Site; (b) Seller gives Customer prompt, detailed notice in writing of any such claims asserted; (c) Seller permits Customer sole authority through its counsel to defend and/or settle the matter; and (d) Seller cooperates and assists with such defense and/or settlement.

18.    LIMITATIONS OF LIABILITY AND REMEDIES

Except as such damages that may arise out of an indemnification obligation, gross negligence or willful misconduct, in no event, whether as a result of breach of contract, warranty, tort (including, without limitation, negligence), duty of good faith and/or honest performance, strict liability, or otherwise, shall:

(a)
either party and/or their Affiliates, or their respective employees, officers, directors, suppliers or subcontractors be liable for any indirect, special, consequential, incidental or punitive damages,

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

including, but not limited to: loss of profit or revenues; loss of use of the Product or any other Deliverable or any associated equipment; damage to associated equipment or affected products, components or materials; cost of capital; cost of substitute products, facilities, services or replacement equipment; down time costs; or claims of Customer's customers or contract manufacturer for such damages; and

(b)
either party’s liability to the other party for any loss or damage arising out of, connected with, or resulting from the Agreement, performance or breach of the Agreement, or the Deliverables and/or Services covered by or furnished under the Agreement, exceed [*].

Seller assumes and relies upon the accuracy and completeness of any and all specifications and other information provided by Customer and/or its agents from time to time and expressly disclaims any responsibility whatsoever for any incompleteness thereof, or inaccuracies contained therein.

If Seller provides any information, advice, assistance or item to Customer in relation to the Services and/or Deliverables, or any system or equipment to be used with or which relate to the Services and/or Deliverables or otherwise related to the business of Customer, and which is not required to be provided by Seller pursuant to the Agreement, the furnishing of such information, advice, assistance or item will not subject Seller to any liability, whether in contract, warranty, indemnity, tort (including, without limitation, negligence), strict liability, or otherwise, unless such information, advice, assistance or item is provided by Seller in connection with another written agreement entered into by the parties.

Customer agrees that it will, at its own expense, defend any suit instituted against Seller, Seller’s Affiliates, and/or any of their respective employees, officers, directors, suppliers and subcontractors (collectively, the “Releasees”) and will pay any award of damages and costs (including, without limitation, legal fees and disbursements) made against the Releasees in a final judgment by a court of competent jurisdiction, or any amount in settlement or compromise thereof, arising from, incidental to or in connection with a claim for personal injury (including, without limitation, death) and/or damage to property arising or allegedly arising directly or indirectly from: (i) the design, manufacture, operation and/or use of Customer’s end product, whether any such claim is advanced as a product liability claim or otherwise, and regardless of whether any such Customer end product is manufactured, assembled or otherwise developed or handled utilizing the Deliverables hereunder; and/or (ii) Customer Modifications.

The remedies provided to the parties in the Agreement are their respective sole and exclusive remedies.

If Customer transfers title to, sells or leases the Services, the Product or any other Deliverable to any third party, Customer shall obtain from such third party a provision affording Seller and its employees, suppliers and subcontractors the protection of this Section.

19.    DISPUTE RESOLUTION

Customer and Seller agree the parties will attempt in good faith to promptly resolve any dispute arising out of or in connection with the execution, interpretation, performance, or nonperformance of this Agreement, through: (a) the parties’ respective employees primarily responsible for the project within their organization; and (b) if not resolved, escalation to the parties’ respective senior management. Nothing in this section prevents a party from seeking equitable relief from a court of competent jurisdiction for the protection of its confidentiality or proprietary rights.

20.    TERMINATION BY SELLER FOR CAUSE

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

Seller may terminate this Agreement and/or any or all Purchase Orders hereunder: (a) effective immediately if Customer becomes insolvent or bankrupt; or (b) effective [*] ([*]) business days after written notice is given by Seller to Customer, if Customer materially breaches a provision of this Agreement or any Purchase Order hereunder and does not commence to remedy such breach within such [*] ([*]) business day notice period. In the event of such termination: (i) Seller shall have the right to take possession of all Deliverables and related materials and components, in whatever stage of design, manufacture, production or installation they are in at such time, except such Deliverables, materials, and components which have already been delivered to and/or paid for in full by Customer; (ii) Seller shall be under no obligation to finish the Services or Deliverables or provide any warranty or any further work, support or information to Customer; and (iii) Customer shall pay Seller: (A) an amount to compensate Seller for all Services and other work performed prior to the termination based on a pro rata ratio of the purchase price to the percentage of the work completed by Seller as at the effective date of termination; plus (B) an amount to compensate Seller for all liability incurred by Seller in connection with commitments made to third parties prior to termination for equipment and other goods, services, and labour (including, without limitation, as the case may be, the actual amount of any such commitment, any cancellation or termination fees, any lost deposits and any restocking charges). Seller shall not be entitled to anticipated profit or anticipated overhead charges for the balance of the project.

21.    TERMINATION BY CUSTOMER FOR CAUSE

Customer may terminate this Agreement and/or any or all Purchase Orders hereunder: (a) effective immediately if Seller becomes bankrupt or insolvent; or (b) effective [*] ([*]) business days after written notice is given by Customer to Seller, if Seller materially breaches a provision of this Agreement or any Purchase Order hereunder and does not commence to remedy such breach within such [*] ([*]) business day notice period. In the event of such termination, Customer shall take possession of the Deliverables (in whatever state of design or manufacture they are at such time) immediately and shall have the right to receive a refund of all amounts paid to Seller by Customer under the applicable Purchase Order, less an amount representing payment for all Services and other work performed and Deliverables provided by Seller to the date of such termination. Seller shall not be entitled to anticipated profit or anticipated overhead charges. Upon such payment, Customer shall have the right to the continued use of the Deliverables then delivered subject to the terms of license and confidentiality as contained herein, provided however that Seller shall not provide any warranty in relation to the Deliverables.

22.     PROMOTIONAL MATERIAL

Seller shall not have the right to use Customer’s name and logo, nor photographic, videographic or descriptive depictions of the Deliverables without Customer’s prior written consent.

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

23.    ASSIGNMENT AND SUBCONTRACTING

Neither party shall assign this Agreement or any Purchase Order hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement to an Affiliate; provided that if a party (“Assignor”) assigns or takes steps to assign this Agreement to an Affiliate whose financial condition is of material concern to the other party acting reasonably (“Assignee”), then the non-assigning party may require, and Assignor shall provide to the non-assigning party, reasonable assurance of Assignee’s financial condition. This Agreement, and any accepted Purchase Orders hereunder, shall be binding on and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, Seller shall have the right to subcontract portions of its scope of work for the provisions of Deliverables and/or Services to one or more of its Affiliates, in Seller’s reasonable discretion; provided that Seller remains primarily liable for the performance hereunder.

24.    SEVERABILITY

If one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, such provision or provisions shall be severed from this Agreement only to the extent necessary, and the validity, legality and enforceability of the remaining provisions hereof, including the provision or provisions remaining after such severance, shall not in any way be affected or impaired thereby.

25.    AGENCY

Seller and the Customer are independent contractors. No agency relationship or partnership exists between them, and neither of them has the right to enter into a contract on behalf of or as an agent or representative of the other. Customer expressly acknowledges and agrees that in no event shall Customer communicate directly with Seller’s subcontractors and suppliers without the prior written authorization of Seller.

26.    NON-SOLICITATION

During the Term and for a period of [*] months thereafter, neither party shall knowingly solicit for employment any of the other party’s then-current personnel who have been directly involved in the performance of the Agreement, without the prior written consent of the other party. The foregoing shall not apply to advertisements or general solicitations that do not specifically target the other party’s employees.

27.    NOTICES

All notices required or permitted under this Agreement shall be in writing addressed as follows:

If to Seller:        Automation Tooling Systems Inc.
730 Fountain Street North, Building 3
Cambridge, ON N3H 4R7
Attention: General Manager, Life Sciences

With a copy to:        Automation Tooling Systems Inc.
730 Fountain Street North, Building 2
Cambridge, ON N3H 4R7
Attention: General Counsel

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

If to the Customer:    Insulet Corporation
600 Technology Park Drive, Suite 200
Billerica, MA 01821
Attention: VP, Supplier Development

With a copy to:        Insulet Corporation
600 Technology Park Drive, Suite 200
Billerica, MA 01821
Attention: General Counsel

Seller or Customer may change their respective addresses by written notice. Notice shall be deemed given: (i) if and when personally delivered; (ii) on the next business day after being deposited with a recognized and reputable overnight carrier; or (iii) on the fifth business day after being sent by registered or certified mail, postage prepaid, addressed to the intended recipient at the address above.

28.    SURVIVAL

The terms, provisions, representations, and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by either party or both parties hereunder shall so survive the completion of performance, expiration or termination of this Agreement.

29.     TRADE COMPLIANCE

The parties acknowledge that the exportation from the United States or Canada of materials, products and related technical data (and the re-export from elsewhere of items originating in a particular country) may be subject to compliance with relevant export laws, including laws which restrict export, re-export and release of materials, products and their related technical data, and the direct products of such technical data. The parties agree to comply with all export laws and to commit no act that, directly or indirectly, would violate any law, or any other international treaty or agreement, relating to the export, re-export, or release of any materials, products or their related technical data to which the United States or Canada adheres or with which the United States or Canada complies. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to meet its obligations under this Agreement in any way that is inconsistent with laws applicable to it or its Affiliates.

Customer certifies and warrants as follows:

(a)
Customer is not a citizen, national, permanent resident of, or incorporated or organized to do business in, and is not under the control of a government which is subject to economic sanctions or embargoes imposed by the United States or Canadian government, or to any other destination to which the United States or Canadian governments may in the future prohibit exports. Customer will not sell, export, re-export or cause to be exported items or any related technology or software, directly (or indirectly through its agents or employees) to the above mentioned countries or to citizens, nationals or permanent residents of those countries.

(b)
Customer is eligible to receive exports of the Deliverables. Customer has not been deemed by the United States or Canadian governments to be ineligible to receive exports and, in particular, is not listed on any of OFAC’s list of Specially Designated Nationals or on the U.S. Department of Commerce’s Table of Denial Orders or Entity List or Unverified List, or any designated persons listed under the various special economic measures regulations published by the government of

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

Canada. Customer will not sell, or otherwise re-export items, directly or indirectly, to any ineligible persons.

(c)
Customer will not use the Deliverables and will not enable the Deliverables to be used for any purposes prohibited by United States or Canadian export laws and regulations, including, without limitation, the development, design, manufacture or production of nuclear, missile, chemical and biological weapons and technology, or other defense articles and/or defense services as defined in the US Munitions List pursuant to the Arms Export Control Act [22 U.S.C. 2778 (a)] or the Canadian Export Control List pursuant to the Defense Production Act , R.S.C., 1985, c. D-1.

(d)
Customer shall be the importer of record, and shall be responsible for obtaining all import licenses and permits as may be required to import the Deliverables into such countries as are subject to this Agreement in accordance with the prevailing laws and regulations of such countries. All such filings and registrations of the Deliverables shall be in Customer’s name. Seller shall provide reasonable cooperation to Customer in its efforts to obtain any such approvals.

(e)
Customer agrees to keep records of its import declaration and all related customs documentation for a minimum of [*] ([*]) years or such period as required by applicable law, whichever is greater, and shall make those records available to Seller upon request.

(f)	Customer shall indemnify and hold harmless the Releasees for, from and against any claim that may arise as a result of Customer’s breach of its obligations under this Section.

30.    GOVERNING LAW

The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York and the United States, excluding its conflicts of laws principles. Customer and Seller hereby submit to the exclusive jurisdiction of the State and Federal Courts of the State of New York for resolution of disputes arising in connection with this Agreement and/or any Purchase Order hereunder. The provisions of: (a) the United Nations Convention on Contracts for the International Sale of Goods; (b) the 1974 Convention on the Limitation Period in the International Sale of Goods; and (c) the Protocol Amending the 1974 Convention done at Vienna April 11, 1980, shall not apply to this Agreement, nor any Purchase Order hereunder, nor to the rights and obligations of the Customer and Seller under this Agreement or any Purchase Order hereunder.

31.     ENTIRE AGREEMENT

Each party acknowledges that this Agreement (which includes any exhibits and attachments hereto, and any other documents incorporated herein by express reference), together with any and all applicable Proposals, Seller’s written acceptance of any Purchase Order, and any accepted Purchase Orders, constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous and contemporaneous communications. This Agreement, and any accepted Purchase Orders hereunder, may only be changed by written agreement executed by authorized representatives of both Customer and Seller. No consent or waiver, express or implied, by a party with respect to any breach by the other party in the performance or observance of any term or condition of this Agreement operates as a consent or waiver with respect to any other breach or continuing breach. Failure on the part of a party to complain of any breach by the other party in the performance or observance of any term or condition of this Agreement, irrespective of how long the breach continues, does not constitute a waiver of rights under this Agreement.

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

32.    COUNTERPARTS

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A faxed copy, photocopy, or electronic copy of this Agreement executed by a party in a counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.
33.    [*]

(a)	At Customer’s request, Customer and Seller will [*] mutually satisfactory to the parties [*] that will govern [*] that will [*], including any applicable [*].

(b)	Customer shall bear all costs with respect to [*].

(c)	The balance of the provisions within this Section shall apply if Customer requests [*].

(d)	Within [*] ([*]) days of the date of successful achievement of SAT of the Product, Seller shall [*]. Seller shall promptly confirm the [*].

(e)	[*] shall provide and [*] shall be [*] after the date of successful achievement of SAT (“[*]”).

(f)	[*] shall include a copy of this Section 33 of this Agreement and shall include [*] provided for in this Section 33 of this Agreement.

(g)	Provided that Customer is not then in material default under this Agreement, in the event that [*] (“[*]”), [*].

(h)
Upon the occurrence of [*] and [*] ([*]) days advance written notice to Seller, Customer may [*]. [*] only if the [*] timely delivery of the required notice to Seller, and provided that Seller has not given written notice [*] of Seller’s intent to contest the occurrence of [*].

(i)	In the event of an [*] pursuant to Subsection 33(h), Seller [*].

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

ATS AUTOMATION TOOLING SYSTEMS INC. By: ____________________________________ Name: __________________________________ Title: ___________________________________ Date: ___________________________________	INSULET CORPORATION By: ________________________________ Name: ______________________________ Title: _______________________________ Date: _______________________________

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

SCHEDULE 1

Access to Confidential and Proprietary Information

Seller hereby grants Customer access to Seller’s confidential and proprietary information with respect to equipment manufactured and supplied by Seller in accordance with, and subject to the following:

1.	In addition to the Standard Documentation Package, and upon request by Customer, Seller will [*] (“Additional Documentation”).

2.	Additional Documentation shall not include:

a.	[*]; and

b.	any [*] that [*] provided that Customer consents in writing to have [*] and not having [*].

3.	Customer’s request for the Additional Documentation must be made directly to [*] to which access shall be provided within [*] ([*])[*] of request.

4.	Customer’s access to the Additional Documentation will be provided only [*]. Access to the [*] will be restricted to [*]. Customer’s use of the Additional Documentation [*] shall be limited to [*].

5.
Customer shall not make or retain copies of the Additional Documentation (or any of its contents) in any form or media, including without limitation screen shots, without the prior express written approval of Seller.

6.
Any Confidential Information provided by Seller (including the Additional Documentation) will remain the Confidential Information of Seller, shall not be disclosed to any third party outside Customer without express written consent from Seller not to be unreasonably withheld, and shall at all times be subject to the confidentiality provisions of the Agreement and the NDA.

7.
Following a Customer Modification, Customer shall be provided with [*] related to and necessary for [*], subject to the obligations of confidentiality under Section 6 of this Schedule 1 - Access to Confidential and Proprietary Information. For example, the parties anticipate that Customer may [*], for which Seller’s consent will be sought and reasonably given where [*].

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

8.
SCHEDULE 2

Spare Parts

1.	During the warranty period defined in Section 14 of the Agreement, Customer shall [*], and Seller shall [*], based on a [*] to be agreed upon by the parties prior to Final Acceptance.

2.
Prior to Final Acceptance, Seller will provide Customer with [*] so that Customer, if it desires, may after the applicable warranty period [*]. If requested by Customer, Seller will use reasonable efforts to [*] and [*].

3.	Following the applicable warranty period, Seller shall [*] for the [*], based on a [*] to be reviewed and agreed upon by the parties on an annual basis.

4.
In the event of an emergency during the warranty period where Seller is [*] is having or is reasonably anticipated to have [*], Customer may utilize the [*] which is necessary to [*]. During the warranty period, any such [*]; following such emergency, Customer shall notify Seller who shall have the right to [*] and if necessary, [*].

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.2

SCHEDULE 3

Standard Documentation Package

The Standard Documentation Package consists of the following which shall be provided by Seller to Customer and which shall be [*] (excluding [*] contained therein):

[*]*
[*]
[*]
[*]*
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]*
[*]*
[*]*
[*]*
[*]*
[*]*
[*]*
[*]*
[*]*
[*]*

*Requires [*]

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.